Exhibit 99.1

Y-mAbs Announces Appointment of Laura J. Hamill to its Board of Directors

New York, NY, April 24, 2020 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc., (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced the Board of Directors (the “Board”) nominates healthcare executive Laura J. Hamill to be elected as a Class II director at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”).

”We are pleased to welcome Ms. Hamill as a board member. Laura will add significant commercial experience to our board, which will be of great value to our plans to augment our commercial organization and bring our product candidates to patients,” said Thomas Gad, Founder, Chairman, President, Head of Business Development and Strategy of Y-mAbs.

Current member of the Board, Dr. Gregory Raskin, will retire from the Board at the end of his current term. He will continue to serve as a member of the Board until the Annual Meeting. “On behalf of Y-mAbs’ board, shareholders and employees, I would like to recognize and thank Dr. Raskin for his great contributions to the successful development of Y-mAbs while serving on the Board,” Thomas Gad continued.

Upon the expiration of Dr. Raskin’s current term at the Annual Meeting, the size of the Board will be maintained at eight directors. The other current Class II directors, James I. Healy, M.D., and Ashutosh Tyagi, M.D., whose terms expire at the Annual Meeting have informed the Board that they will stand for re-election to the Board at the Annual Meeting.

About Laura J. Hamill

Ms. Hamill has extensive experience in the biopharmaceutical industry, with over 30 years of global commercial experience in a variety of executive leadership positions. Most recently Ms. Hamill served as Executive Vice President, Worldwide Commercial Operations, for Gilead Sciences, Inc., where she was accountable for 2,200 employees and $22 billion in annual revenue. There she led the global commercial strategic direction and long-term planning. As a member of the executive team, she contributed to the corporate strategy and overall governance of the organization. Over an 18-year career at Amgen, Ms. Hamill held a number of executive roles in the US and internationally. Her last role as Senior Vice President and General Manager included overall management of 2,000 employees, the strategic plans and $20 billion of annual revenue for the U.S. Commercial Operations. Ms. Hamill’s areas of therapeutic expertise include inflammation, oncology, gene therapy, nephrology, osteoporosis, cardiovascular disease, migraine, HIV, hepatology, GI and anti-infectives. Since September 2019, Ms. Hamill has served on the board of directors of AnaptysBio, Inc., a publicly traded clinical-stage antibody-based biotechnology company. Ms. Hamill holds a B.A. in business administration from the University of Arizona.

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Y-mAbs Therapeutics, Inc.

230 Park Avenue, Suite 3350

New York, NY 10169

USA

+1 646 885 8505

E-mail: info@ymabs.com